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                                                                     EXHIBIT 5.1



                    [FULBRIGHT & JAWORSKI L.L.P. LETTERHEAD]



                                December 3, 1998



BindView Development Corporation
3355 West Alabama, Suite 1200
Houston, Texas  77098

Ladies and Gentlemen:

         We refer to the Registration Statement on Form S-1 (Registration No. 333-66941), as amended (the "Registration Statement"), filed by BindView Development Corporation, a Texas corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, relating to
(i) the offer by the Company of 300,000 shares of the Company's Common Stock, no par value per share (the "Common Stock"), and up to 45,000 additional shares of Common Stock that may be sold by the Company in the event the underwriters for the offering elect to exercise their over-allotment option and (ii) the offer by the selling shareholders of the Company listed in the Registration Statement (the "Selling Shareholders") of 2,700,000 shares of Common Stock, and up to 405,000 additional shares of Common Stock that may be sold by the Selling Shareholders in the event the underwriters for the offering elect to exercise their over-allotment option.

         As counsel to the Company, we have examined such corporate records, documents and questions of law as we have deemed necessary or appropriate for the purposes of this opinion. In such examinations, we have assumed the genuineness of signatures and the conformity to the originals of the documents supplied to us as copies. As to various questions of fact material to this opinion, we have relied upon statements and certificates of officers and representatives of the Company.

         Upon the basis of such examination, we are of the opinion that:

         (i) The 345,000 shares of Common Stock offered by the Company, when sold in accordance with the terms agreed upon in the Underwriting Agreement filed as Exhibit 1.1 to the Registration Statement, will be legally issued, fully paid and nonassessable.

         (ii) The 3,105,000 shares of Common Stock offered by the Selling Shareholders have been legally issued and are fully paid and nonassessable.



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BindView Development Corporation
December 3, 1998
Page 2

         We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus contained therein. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act of 1933.


                                            Very truly yours,

                                            /s/ FULBRIGHT & JAWORSKI L.L.P.

                                            Fulbright & Jaworski L.L.P.












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